EXHIBIT 99.1
                        INTERVEST BANCSHARES CORPORATION
                 10 ROCKEFELLER PLAZA/NEW YORK, N.Y. 10020-1903
                    TEL: (212) 218-2800/ FAX: (212) 218-2808

A FINANCIAL HOLDING COMPANY                    JEROME DANSKER   CHAIRMAN
                                               LOWELL S. DANSKER   VICE CHAIRMAN
                                               LAWRENCE G. BERGMAN   DIRECTOR

(BW)  (INTERVEST-BANCSHARES)  (IBCA)

                        INTERVEST BANCSHARES CORPORATION
                        --------------------------------
    REPORTS INCREASED EARNINGS FOR THE THIRD QUARTER AND NINE MONTHS OF 2003
    ------------------------------------------------------------------------
        Business Editors - New York - (Business Wire - October 15, 2003)

     Intervest Bancshares Corporation (NASDAQ: IBCA) (the "Company") today reported that its consolidated net earnings in the third quarter of 2003 increased 20% to $2,531,000, from $2,104,000 in the third quarter of 2002. Diluted earnings per share amounted to $0.42 in the third quarter of 2003, compared to $0.41 in the third quarter of 2002. The per share computation for the 2003 period included a higher number of common shares outstanding resulting from the exercise of common stock warrants and conversion of debentures. The Company's return on average assets and equity was 1.32% and 16.76%, respectively, in the third quarter of 2003, compared to 1.30% and 18.57% in the same quarter of 2002.

     The improvement in quarterly earnings was attributable to increases in both the Company's net interest and dividend income and noninterest income. Net interest and dividend income was higher by $1,227,000 reflecting growth in the Company's loan portfolio and a lower cost of funds, while noninterest income increased by $302,000 primarily due to higher income from loan prepayments. These improvements were partially offset by a $410,000 increase in the provision for loan losses due to loan growth, a $218,000 increase in noninterest expenses primarily attributable to the Company's growth in assets and a $474,000 increase in the provision for income taxes resulting from higher pre-tax income.

     Consolidated net earnings for the nine-months ended September 30, 2003 increased 38% to $6,898,000, or $1.45 per diluted share, from $4,996,000, or $1.26 per diluted share, in the same period of 2002. The improvement was also due to increases in net interest and dividend income and noninterest income. Net interest and dividend income increased by $3,454,000 due to loan growth and a lower cost of funds. Noninterest income increased by $1,155,000 due to higher income from loan prepayments as well as fees earned from loan commitments that expired during the period. These improvements were partially offset by a $739,000 increase in noninterest expenses, a $412,000 increase in the provision for loan losses and a $1,556,000 increase in the provision for income taxes, all of which were due to the same factors discussed above regarding the quarterly period.

     Total consolidated assets at September 30, 2003 increased 20% to $822,900,000, from $685,979,000 at December 31, 2002, which is reflected in the increase in the Company's loan portfolio.

     Total consolidated loans, net of unearned fees, at September 30, 2003 increased 29% to $631,361,000, from $489,912,000 at year-end 2002. The increase was due to new commercial real estate and multifamily mortgage loan originations exceeding repayments. During the quarter, two past due real estate loans totaling $8,474,000 were transferred to a nonaccrual status. The Company has commenced foreclosure proceedings against the borrowers and currently believes the estimated fair value of each of the underlying properties exceeds its recorded investment in these loans.

     Total consolidated security investments at September 30, 2003 decreased 7% to $136,969,000, from $146,802,000 at December 31, 2002. The decrease was due to maturities and early calls of securities exceeding new investments. At September 30, 2003, the portfolio was comprised of U.S. government agency debt obligations with an average remaining maturity of approximately 1.6 years. The Company normally invests in short-to-medium term security investments to emphasize liquidity.


                 SUBSIDARIES OF INTERVEST BANCSHARES CORPORATION
                               NASDAQ SYMBOL: IBCA

                        INTERVEST SECURITIES CORPORATION
INTERVEST NATIONAL BANK                           INTERVEST MORTGAGE CORPORATION
   FDIC INSURED               MEMBER NASD/SIPC         MORTGAGE INVESTMENTS

     Total consolidated cash and short-term investments at September 30, 2003 amounted to $37,695,000, compared to $30,849,000 at December 31, 2002.

     Total consolidated deposits at September 30, 2003 increased 18% to $594,832,000, from $505,958,000 at December 31, 2002, primarily reflecting increases in money market and certificate of deposit accounts of $16,385,000 and $65,991,000, respectively.

     Total consolidated borrowed funds amounted to $144,363,000 at September 30, 2003, compared to $113,568,000 at December 31, 2002. The increase was due to the following: the sale of $16,000,000 of additional debentures by the Company's subsidiary Intervest Mortgage Corporation as part of its normal funding of mortgage loan originations; the sale of $15,000,000 of capital securities as discussed below; and a net increase of $1,473,000 in accrued interest payable. These increases were partially offset by principal repayments during the period of $1,400,000 and $270,000 of debenture conversions into common stock.

     On September 17, 2003, the Company sold $15,000,000 of Trust Preferred securities through FTN Financial Capital Markets, a division of First Tennessee Bank National Association. The securities qualify as regulatory capital and were sold to institutional investors. The securities bear interest at a fixed rate of 6.75% per annum for the first five years and thereafter at a floating rate based on LIBOR and mature in 30 years. The securities can be redeemed by the Company at anytime after five years subject to regulatory approval. The Company will use the proceeds for working capital and investment in its wholly owned subsidiaries. On September 30, 2003, the Company invested $9,000,000 in Intervest National Bank and $1,000,000 in Intervest Mortgage Corporation.

     Total consolidated stockholders' equity at September 30, 2003 increased to $63,745,000, from $53,126,000 at December 31, 2002. The increase was largely due to earnings of $6,898,000 and $3,197,000 from the issuance of shares in connection with the exercise of stock warrants and conversion of debentures.
Book value per common share increased to $12.61 at September 30, 2003, from $11.30 at December 31, 2002.

     The Company will be moving from its present New York locations to the entire fourth floor of One Rockefeller Plaza, New York, NY. Renovations are expected to be completed by March 2004.

     Intervest Bancshares Corporation is a registered financial holding company. Its subsidiaries are: Intervest National Bank, a nationally chartered commercial bank, that has its headquarters and full-service banking office at One Rockefeller Plaza, in New York City, and a total of five full-service banking offices in Clearwater and Pinellas County, Florida; Intervest Mortgage Corporation, a mortgage investment company; and Intervest Securities
Corporation, a registered broker/dealer. Intervest National Bank maintains capital ratios in excess of the regulatory requirements to be designated as a well-capitalized institution.

     Intervest Bancshares Corporation's Class A Common Stock is listed on the NASDAQ Small Cap: Trading Symbol IBCA.

This press release may contain forward-looking information. Except for historical information, the matters discussed in this press release are subject to certain risks and uncertainties that may affect the Company's actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in forward looking statements: changes in general economic conditions in the Company's market areas; changes in policies by regulatory agencies; fluctuations in interest rates; demand for loans; and competition. Reference is made to the Company's filings with the Securities and Exchange Commission for further discussion of risks and uncertainties regarding the Company's business. Historical results are not necessarily indicative of the future prospects of the Company.

CONTACT: JEROME DANSKER, CHAIRMAN, INTERVEST BANCSHARES CORPORATION 10 Rockefeller Plaza, Suite 1015,
New York, New York 10020
(212-218-2800) (Fax 212-218-2808)

              SELECTED CONSOLIDATED FINANCIAL INFORMATION FOLLOWS.

                                               INTERVEST BANCSHARES CORPORATION
                                               --------------------------------
                                         SELECTED CONSOLIDATED FINANCIAL INFORMATION
--------------------------------------------------------------------------------------------------------------------
                                                                    QUARTER ENDED     NINE-MONTHS ENDED
      (Dollars in thousands, except per share amounts)               SEPTEMBER 30,     SEPTEMBER 30,
                                                               -----------------------------------------------------
                                                                   2003          2002          2003         2002
--------------------------------------------------------------------------------------------------------------------
SELECTED OPERATING DATA:
Interest and dividend income. . . . . . . . . . . . . . . . .  $    12,845   $    11,396   $    36,940   $   32,115
Interest expense. . . . . . . . . . . . . . . . . . . . . . .        7,079         6,857        20,831       19,460
Net interest and dividend income  . . . . . . . . . . . . . .        5,766         4,539        16,109       12,655
                                                               -----------------------------------------------------
Provision for loan loss reserves. . . . . . . . . . . . . . .          602           192         1,376          964
Net interest and dividend income
  after provision for loan loss reserves. . . . . . . . . . .        5,164         4,347        14,733       11,691
                                                               -----------------------------------------------------
Noninterest income. . . . . . . . . . . . . . . . . . . . . .        1,038           736         2,543        1,388
Noninterest expenses. . . . . . . . . . . . . . . . . . . . .        1,812         1,594         5,475        4,736
Earnings before taxes . . . . . . . . . . . . . . . . . . . .        4,390         3,489        11,801        8,343
                                                               -----------------------------------------------------
Provision for income taxes. . . . . . . . . . . . . . . . . .        1,859         1,385         4,903        3,347
NET EARNINGS. . . . . . . . . . . . . . . . . . . . . . . . .  $     2,531   $     2,104   $     6,898   $    4,996
                                                               -----------------------------------------------------

BASIC EARNINGS PER SHARE. . . . . . . . . . . . . . . . . . .  $       .52   $       .52   $      1.45   $     1.26
DILUTED EARNINGS PER SHARE. . . . . . . . . . . . . . . . . .  $       .42   $       .41   $      1.19   $     1.01

Adjusted net earnings for diluted earnings per share (1). . .  $     2,646   $     2,214   $     7,244   $    5,319
Weighted-average common shares and common
 equivalent shares outstanding for computing:
  Basic earnings per share. . . . . . . . . . . . . . . . . .    4,894,436     4,067,443     4,771,323    3,976,700
  Diluted earnings per share (2). . . . . . . . . . . . . . .    6,272,163     5,465,361     6,072,957    5,286,974
Common shares outstanding at end of period. . . . . . . . . .    5,053,686     4,119,079     5,053,686    4,119,079
Common stock warrants outstanding at end of period. . . . . .    1,470,110     2,430,768     1,470,010    2,430,768

Net interest margin . . . . . . . . . . . . . . . . . . . . .         3.03%         2.85%         2.99%        2.94%
Return on average assets (3). . . . . . . . . . . . . . . . .         1.32%         1.30%         1.25%        1.13%
Return on average equity (3). . . . . . . . . . . . . . . . .        16.76%        18.57%        16.21%       15.51%
Efficiency ratio (4). . . . . . . . . . . . . . . . . . . . .           27%           30%           29%          34%
--------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                                                                 AT SEP 30,    AT DEC 31,    AT SEP 30,
SELECTED FINANCIAL CONDITION INFORMATION:                           2003          2002          2002
                                                               ----------------------------------------
  Total assets. . . . . . . . . . . . . . . . . . . . . . . .  $   822,900   $   685,979   $   661,721
  Total cash and short-term investments . . . . . . . . . . .  $    37,695   $    30,849   $    37,641
  Total securities available for sale . . . . . . . . . . . .            -             -   $     5,654
  Total securities held to maturity . . . . . . . . . . . . .  $   134,164   $   145,694   $   146,400
  Total Federal Reserve and Federal Home Loan Bank stock. . .  $     2,805   $     1,108   $     1,104
  Total loans, net of unearned fees . . . . . . . . . . . . .  $   631,361   $   489,912   $   454,391
  Total deposits. . . . . . . . . . . . . . . . . . . . . . .  $   594,832   $   505,958   $   486,623
  Total borrowed funds and related accrued interest payable .  $   144,363   $   113,568   $   113,082
  Total stockholders' equity. . . . . . . . . . . . . . . . .  $    63,745   $    53,126   $    47,118
  Total allowance for loan loss reserves. . . . . . . . . . .  $     5,987   $     4,611   $     4,301
  Total nonperforming loans . . . . . . . . . . . . . . . . .  $     8,474             -             -
  Total loan chargeoffs . . . . . . . . . . . . . . . . . . .            -   $       150   $       150
  Total loan recoveries . . . . . . . . . . . . . . . . . . .            -   $       107   $       107
  Total foreclosed real estate  . . . . . . . . . . . . . . .            -   $     1,081   $     1,081
  Book value per common share . . . . . . . . . . . . . . . .  $     12.61   $     11.30   $     11.44
  Allowance for loan loss reserves/nonperforming loans. . . .           71%           NA            NA
  Allowance for loan loss reserves/net loans. . . . . . . . .         0.95%         0.94%         0.95%
-------------------------------------------------------------------------------------------------------

(1) Net earnings plus interest expense on dilutive convertible debentures, net of taxes, that would not occur if they were assumed converted.

(2) Diluted EPS includes shares that would be outstanding if dilutive common stock warrants and convertible debentures were assumed to be exercised/converted during the period. All outstanding warrants were considered for the EPS computations.

     Convertible debentures (principal and accrued interest) outstanding at September 30, 2003 and September 30, 2002 totaling $9,672,000 and $9,725,000, respectively, were convertible into common stock at a price of $10.01 per share, which resulted in additional common shares of approximately 966,000 in the 2003 EPS computations and 972,000 in the 2002 EPS computations.

(3)  Ratios  have  been  annualized.

(4) Defined as noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and dividend income plus noninterest income.

                                               INTERVEST BANCSHARES CORPORATION
                                               --------------------------------
                                              CONSOLIDATED FINANCIAL HIGHLIGHTS
-----------------------------------------------------------------------------------------------------------------------------
                                                                                At or For The Period Ended
                                                            -----------------------------------------------------------------
                                                             Nine-Months      Year         Year         Year         Year
                                                                Ended         Ended        Ended        Ended        Ended
($in thousands, except per share amounts)                      Sep 30,       Dec 31,      Dec 31,      Dec 31,      Dec 31,
                                                                2003          2002         2001         2000         1999
-----------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET HIGHLIGHTS:
Total assets . . . . . . . . . . . . . . . . . . . . . . .  $    822,900   $  685,979   $  512,622   $  416,927   $  340,481
Asset growth rate. . . . . . . . . . . . . . . . . . . . .            20%          34%          23%          22%          13%
Total loans, net . . . . . . . . . . . . . . . . . . . . .  $    631,361   $  489,912   $  368,526   $  266,326   $  212,937
Loan growth rate . . . . . . . . . . . . . . . . . . . . .            29%          33%          38%          25%          29%
Total deposits . . . . . . . . . . . . . . . . . . . . . .  $    594,832   $  505,958   $  362,437   $  300,241   $  201,080
Deposit growth rate. . . . . . . . . . . . . . . . . . . .            18%          40%          21%          49%          18%
Loans/deposits (Intervest National Bank) . . . . . . . . .            82%          76%          79%          67%          66%
Borrowed funds and related accrued interest payable. . . .  $    144,363   $  113,568   $   99,910   $   72,813   $   99,377
Stockholders' equity . . . . . . . . . . . . . . . . . . .  $     63,745   $   53,126   $   40,395   $   36,228   $   33,604
Common shares outstanding (1). . . . . . . . . . . . . . .     5,053,686    4,703,087    3,899,629    3,899,629    3,836,879
Common book value per share. . . . . . . . . . . . . . . .  $      12.61   $    11.30   $    10.36   $     9.29   $     8.76
Market price per common share. . . . . . . . . . . . . . .  $      12.96   $    10.80   $     7.40   $     3.75   $     6.25
-----------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY HIGHLIGHTS
Nonperforming loans. . . . . . . . . . . . . . . . . . . .  $      8,474            -   $    1,243            -            -
Allowance for loan loss reserves . . . . . . . . . . . . .  $      5,987   $    4,611   $    3,380   $    2,768   $    2,493
Loan recoveries (2)  . . . . . . . . . . . . . . . . . . .             -   $      107            -            -   $        1
Loan chargeoffs (3)  . . . . . . . . . . . . . . . . . . .             -   $      150            -            -            -
Foreclosed real estate . . . . . . . . . . . . . . . . . .             -   $    1,081            -            -            -
Allowance for loan losses reserves/net loans . . . . . . .          0.95%        0.94%        0.92%        1.04%        1.17%
-----------------------------------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS HIGHLIGHTS:
Interest and dividend income . . . . . . . . . . . . . . .  $     36,940   $   43,479   $   35,462   $   31,908   $   25,501
Interest expense . . . . . . . . . . . . . . . . . . . . .        20,831       26,325       24,714       23,325       18,419
                                                            -----------------------------------------------------------------
Net interest and dividend income . . . . . . . . . . . . .        16,109       17,154       10,748        8,583        7,082
Provision for loan loss reserves . . . . . . . . . . . . .         1,376        1,274          612          275          830
Noninterest income . . . . . . . . . . . . . . . . . . . .         2,543        2,218        1,655          983          900
Noninterest expenses . . . . . . . . . . . . . . . . . . .         5,475        6,479        5,303        4,568        4,059
Provision for income taxes . . . . . . . . . . . . . . . .         4,903        4,713        2,710        1,909        1,198
                                                            -----------------------------------------------------------------
Earnings before extraordinary item . . . . . . . . . . . .         6,898        6,906        3,778        2,814        1,895
Extraordinary item, net of tax (4) . . . . . . . . . . . .             -            -            -            -         (128)
Cumulative effect of accounting change, net of tax (5) . .             -            -            -         (206)           -
                                                            -----------------------------------------------------------------
Net earnings . . . . . . . . . . . . . . . . . . . . . . .  $      6,898   $    6,906   $    3,778   $    2,608   $    1,767
                                                            -----------------------------------------------------------------
Basic earnings per share . . . . . . . . . . . . . . . . .  $       1.45   $     1.71   $      .97   $      .67   $      .47
Diluted earnings per share . . . . . . . . . . . . . . . .  $       1.19   $     1.37   $      .97   $      .67   $      .44
Adjusted net earnings used to calculate  . . . . . . . . .
     diluted earnings per share. . . . . . . . . . . . . .  $      7,244   $    7,342   $    3,778   $    2,608   $    1,767
Average common shares used to calculate: . . . . . . . . .
  Basic earnings per share . . . . . . . . . . . . . . . .     4,771,323    4,043,619    3,899,629    3,884,560    3,760,293
  Diluted earnings per share . . . . . . . . . . . . . . .     6,072,957    5,348,121    3,899,629    3,884,560    4,020,118
Net interest margin. . . . . . . . . . . . . . . . . . . .          2.99%        2.88%        2.47%        2.34%        2.38%
Return on average assets (6) . . . . . . . . . . . . . . .          1.25%        1.13%        0.85%        0.69%        0.57%
Return on average equity (6) . . . . . . . . . . . . . . .         16.21%       15.56%        9.94%        7.48%        5.48%
Efficiency ratio (7) . . . . . . . . . . . . . . . . . . .            29%          33%          43%          48%          51%
Full-service banking offices . . . . . . . . . . . . . . .             6            6            6            6            6
-----------------------------------------------------------------------------------------------------------------------------

(1)  The  increase  in  shares  outstanding  in  2003  was due to the following:
     279,900 from the exercise of Class A common stock warrants; 40,699 from the conversion of convertible debentures; and 30,000 from newly issued Class B common stock in connection with the acquisition of Intervest Securities Corporation. The increase in 2002 from 2001 was all due to the exercise of Class A common stock warrants. The increase in 2000 from 1999 was due to the exercise of Class A and Class B common stock warrants of 12,750 and 50,000, respectively.
(2) The amount for 2002 represents proceeds received from the sale of collateral from a loan that was charged off prior to 1997.
(3) The amount for 2002 represents a chargeoff taken in connection with the transfer of a nonperforming loan to foreclosed real estate.
(4)  Represents  a charge, net of taxes, from the early retirement of debentures
(5) Represents a charge, net of taxes, from the adoption of Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities."
(6) The returns for the nine-months ended September 30, 2003 have been annualized.
(7) Defined as noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and dividend income plus noninterest income.


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